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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                       OF
                             POINTCAST INCORPORATED

     FIRST.  The name of the corporation is PointCast Incorporated.

     SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares which the corporation shall have authority to issue is 1,000 shares of capital stock, and the par value of each such share is $.001 per share.

     FIFTH.  The name and mailing address of the incorporator are:

                                   Naomi Kuhn
                              Corporate Paralegal
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                              Palo Alto, CA  94304

     SIXTH. The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

     SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     EIGHTH.   A director of the corporation shall not be liable to the
corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is the act and deed of such incorporator and that the facts stated therein are true.


                                         /s/ Naomi Kuhn
                                         ----------------------------
                                         Incorporator